Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Christopher A. Milner, Herman H. Howerton, Daniel
Walcher, Harris Oliner, David Maryles, Robert Weiss, Jeremy Litt and Richard M.
Shea of Anthracite Capital, Inc. (the "Company"), and Dwight S. Yoo and
Rhonda-Jo Pearlman of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central
Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and
Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities
Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act
of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting the Company.

This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or the Company or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 5th day of May 2008.

By: /s/ Walter E. Gregg Jr.
Walter E. Gregg Jr.